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                                                                    EXHIBIT 10.1

                                   US AIRWAYS GROUP, INC.

                                 2005 EQUITY INCENTIVE PLAN

                             APPROVAL DATE: SEPTEMBER 27, 2005
                            TERMINATION DATE: SEPTEMBER 26, 2015

1.    GENERAL.

      (a) ELIGIBLE AWARD RECIPIENTS. The persons eligible to receive discretionary Stock Awards and Performance Cash Awards are Employees, Directors and Consultants. The persons eligible to receive non-discretionary Stock Awards under the Non-Discretionary Grant Program are Eligible Directors.

      (b) AVAILABLE AWARDS. The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options,
(iii) Stock Bonus Awards, (iv) Stock Appreciation Rights, (v) Stock Unit Awards, and (vi) Other Stock Awards. The Plan also provides for the grant of Performance Cash Awards.

      (c) GENERAL PURPOSE. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.    DEFINITIONS.

      As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

      (a) "AFFILIATE" means (i) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (ii) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Board, in its sole discretion, shall have the authority to determine (i) the time or times at which the foregoing ownership tests are applied, and (ii) whether "Affiliate" includes entities other than corporations within the foregoing definition.

      (b) "ANNUAL AWARD" means a Stock Award granted to each Eligible Director pursuant to Section 8(c)(ii).

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      (c) "ANNUAL MEETING" means the first meeting of the Company's stockholders held each calendar year at which Directors of the Company are selected.

      (d) "AWARD" means a Stock Award or a Performance Cash Award.

      (e) "BOARD" means the Board of Directors of the Company.

      (f) "CAPITALIZATION ADJUSTMENT" has the meaning ascribed to that term in
Section 12(a).

      (g) "CAUSE" means, as determined by the Company, in its sole discretion:

            (i) the Participant's engaging in fraud, misappropriation of property of the Company or an Affiliate, or gross misconduct damaging to such property or the business of the Company or an Affiliate; or

            (ii) the Participant's conviction of a felony or a violation of any material policy of the Company or an Affiliate.

      The determination that a termination of the Participant's Continuous Service is either for Cause or without Cause shall be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

      Notwithstanding the foregoing or any other provision of this Plan, the definition of Cause (or any analogous term) in an individual Stock Award Agreement or other written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Cause (or any analogous term) is set forth in such Stock Award Agreement or other written agreement, the foregoing definition shall apply.

      (h) "CHANGE IN CONTROL" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

            (i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur
(A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or
(B) solely because the level of Ownership held by any Exchange Act Person (the "SUBJECT PERSON") exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a

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result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

            (ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

            (iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

            (iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

            (v) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

      The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

      Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual Stock Award Agreement or other written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Change in Control (or any analogous term) is set forth in such Stock Award or other written agreement, the foregoing definition shall apply.

      (i) "CODE" means the Internal Revenue Code of 1986, as amended.

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      (j) "COMMITTEE" means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section
3(d).

      (k) "COMMON STOCK" means the common stock of the Company.

      (l) "COMPANY" means US Airways Group, Inc., a Delaware corporation.

      (m) "CONSULTANT" means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the Board of Directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a "Consultant" for purposes of the Plan.

      (n) "CONTINUOUS SERVICE" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service with the Company or an Affiliate, shall not terminate a Participant's Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company's leave of absence policy or in the written terms of the Participant's leave of absence.

      (o) "CORPORATE TRANSACTION" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

            (i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

            (ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

            (iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

            (iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

      (p) "COVERED EMPLOYEE" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be

                                       4.

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reported to stockholders under the Exchange Act, as determined for purposes of
Section 162(m) of the Code.

      (q) "DIRECTOR" means a member of the Board.

      (r) "DISABILITY" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

      (s) "ELIGIBLE DIRECTOR" means a Director who is not an Employee and is eligible to participate in the Non-Discretionary Grant Program.

      (t) "EMPLOYEE" means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an "Employee" for purposes of the Plan.

      (u) "ENTITY" means a corporation, partnership or other entity.

      (v) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      (w) "EXCHANGE ACT PERSON" means any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that "Exchange Act Person" shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of the Plan as set forth in Section 15, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities.

      (x) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock determined as follows:

            (i) If the Common Stock is listed on any established stock exchange or market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

            (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

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      (y) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

      (z) "INITIAL AWARD" means an Option granted to an Eligible Director pursuant to Section 8(c)(i).

      (aa) "NON-DISCRETIONARY GRANT PROGRAM" means the non-discretionary grant program in effect under Section 8 of the Plan.

      (bb) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("REGULATION S-K")), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

      (cc) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

      (dd) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

      (ee) "OPTION" means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

      (ff) "OPTION AGREEMENT" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

      (gg) "OPTIONHOLDER" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

      (hh) "OTHER STOCK AWARD" means an award whose value is based in whole or in part on the Common Stock and that is granted pursuant to Section 7(d).

      (ii) "OTHER STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

      (jj) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" who receives compensation for prior services (other than benefits under a

                                       6.

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tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an "affiliated corporation," and does not receive remuneration from the Company or an "affiliated corporation," either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

      (kk) "OWN," "OWNED," "OWNER," "OWNERSHIP" A person or Entity shall be deemed to "Own," to have "Owned," to be the "Owner" of, or to have acquired "Ownership" of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

      (ll) "PARTICIPANT" means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

      (mm) "PERFORMANCE CASH AWARD" means an award of cash granted pursuant to
Section 11(h)(ii).

      (nn) "PERFORMANCE CRITERIA" means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings before interest, taxes, depreciation, rent and amortization expenses ("EBITDAR"); (ii) earnings before interest, taxes, depreciation and amortization ("EBITDA"); (iii) earnings before interest and taxes ("EBIT"); (iv) EBITDAR, EBITDA, EBIT or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue or return on total capital; (v) net earnings; (vi) earnings per share; (vii) net income (before or after taxes); (viii) profit margin; (ix) operating margin; (x) operating income; (xi) net operating income; (xii) net operating income after taxes; (xiii) growth; (xiv) net worth; (xv) cash flow;
(xvi) cash flow per share; (xvii) total stockholder return; (xviii) return on capital; (xix) stock price performance; (xx) revenues; (xxi) revenues per available seat mile; (xxii) costs; (xxiii) costs per available seat mile; (xxiv) working capital; (xxv) capital expenditures; (xxvi) improvements in capital structure; (xxvii) economic value added; (xxviii) industry indices; (xxix) regulatory ratings; (xxx) customer satisfaction using the Air Travel Consumer Report issued by the United States Department of Transportation; (xxxi) expenses and expense ratio management; (xxxii) debt reduction; (xxxiii) profitability of an identifiable business unit or product; (xxxiv) levels of expense, cost or liability by category, operating unit or any other delineation; (xxxv) implementation or completion of projects or processes; and (xxxvi) combination of airline operating certificates within a specified period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

      (oo) "PERFORMANCE GOALS" means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be set on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or a relevant index. The Board is authorized

                                       7.

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to make adjustments in the method of calculating the attainment of Performance
Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings;
(iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of any "extraordinary items" as determined under generally accepted accounting principles; (vi) to exclude any other unusual, non-recurring gain or loss or other extraordinary item; (vii) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development;
(viii) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (ix) to exclude the dilutive effects of acquisitions or joint ventures; (x) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture;
(xi) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (xii) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); and (xiii) to reflect any partial or complete corporate liquidation. The Board also retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

      (pp) "PERFORMANCE PERIOD" means the one or more periods of time, which may be of varying and overlapping durations, as the Board may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Performance Stock Award or a Performance Cash Award.

      (qq) "PERFORMANCE STOCK AWARD" means a Stock Award granted pursuant to
Section 11(h)(i).

      (rr) "PLAN" means this US Airways Group, Inc. 2005 Equity Incentive Plan.

      (ss) "RULE 16B-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

      (tt) "RETIREMENT" means:

            (i) for purposes of any Stock Award granted under the Plan, except for any Stock Award granted pursuant to the Non-Discretionary Grant Program under Section 8, retirement from the Company and all Affiliates (a) at or after the age of fifty-five (55) and prior to age sixty-five (65) with the consent of the Board or Committee, or (b) at or after the age of sixty-five (65) without the consent of the Board or Committee; and

            (ii) for purposes of any Stock Award granted under the Plan pursuant to the Non-Discretionary Grant Program under Section 8, retirement from the Board (a) at or after the

                                       8.

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age of fifty-five (55) and prior to age sixty-five (65) with the consent of the
Board, or (b) at or after the age of sixty-five (65) without the consent of the Board.

      Notwithstanding the foregoing or any other provision of this Plan, the definition of Retirement (or any analogous term) in an individual Stock Award Agreement or other written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Retirement (or any analogous term) is set forth in such Stock Award Agreement or other written agreement, the foregoing definition shall apply.

      (uu) "SECURITIES ACT" means the Securities Act of 1933, as amended.

      (vv) "STOCK APPRECIATION RIGHT" means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(c).

      (ww) "STOCK APPRECIATION RIGHT AGREEMENT" means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

      (xx) "STOCK AWARD" means any right granted under the Plan, including an Option, a Stock Bonus Award, a Stock Appreciation Right, a Stock Unit Award, an Other Stock Award, or a Performance Stock Award.

      (yy) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

      (zz) "STOCK BONUS AWARD" means an award of shares of Common Stock which is granted pursuant to Sections 7(a) and 8(c)(iii)(2).

      (aaa) "STOCK BONUS AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Bonus Award evidencing the terms and conditions of a Stock Bonus Award grant. Each Stock Bonus Award Agreement shall be subject to the terms and conditions of the Plan.

      (bbb) "STOCK UNIT AWARD" means a right to receive shares of Common Stock which is granted pursuant to Sections 7(b) and 8(c)(iii)(2).

      (ccc) "STOCK UNIT AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Unit Award evidencing the terms and conditions of a Stock Unit Award grant. Each Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

      (ddd) "SUBSIDIARY" means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by

                                       9.

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reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

      (eee) "TEN PERCENT STOCKHOLDER" means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

3.    ADMINISTRATION.

      (a) ADMINISTRATION BY BOARD. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee, as provided in Section 3(d). However, the Board may not delegate administration of the Non-Discretionary Grant Program.

      (b) POWERS OF BOARD. Except with respect to the Non-Discretionary Grant Program, the Board or the Committee, to the extent delegated to the Committee pursuant to Section 3(d), shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i) To determine from time to time (1) which of the persons eligible under the Plan shall be granted Awards; (2) when and how each Award shall be granted; (3) what type or combination of types of Awards shall be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to an Award; and (5) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

            (ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

            (iii) To amend the Plan or an Award as provided in Section 13.

            (iv) To terminate or suspend the Plan as provided in Section 14.

            (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

            (vi) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by individuals who are foreign nationals or employed outside the United States.

                                      10.

      (c) ADMINISTRATION OF NON-DISCRETIONARY GRANT PROGRAM. The Board shall have the power, subject to and within the limitations of, the express provisions of the Non-Discretionary Grant Program:

            (i) To determine the provisions of each Stock Award to the extent not specified in the Non-Discretionary Grant Program.

            (ii) To construe and interpret the Non-Discretionary Grant Program and the Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Non-Discretionary Grant Program or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Non-Discretionary Grant Program fully effective.

            (iii) To amend the Non-Discretionary Grant Program, including the number of shares subject to Initial and Annual Awards or a Stock Award thereunder, as provided in Section 13.

            (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Non-Discretionary Grant Program.

      (d) DELEGATION TO COMMITTEE.

            (i) GENERAL. The Board may delegate some or all of the administration of the Plan (except the Non-Discretionary Grant Program) to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

            (ii) SECTION 162(m) AND RULE 16b-3 COMPLIANCE. In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (1) delegate to a committee of one or more members of the Board who need not be Outside Directors the authority to grant Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award, or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

                                      11.

      (e) DELEGATION TO AN OFFICER. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following: (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Awards and the terms thereof; and (ii) determine the number of shares of Common Stock to be subject to Stock Awards granted to such Officers and Employees of the Company; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 3(e), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 2(x)(ii) above.

      (f) EFFECT OF BOARD'S DECISION. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

      (g) CANCELLATION AND RE-GRANT OF STOCK AWARDS. Neither the Board nor any Committee shall have the authority to effect any of the following, unless the stockholders of the Company have approved such an action within the preceding twelve (12) months: (i) reduction of the exercise price of any outstanding Stock Awards under the Plan; (ii) cancellation of any outstanding Stock Awards under the Plan and the grant in substitution therefor of (A) new Stock Awards under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (B) cash and/or (C) other valuable consideration (as determined by the Board, in its sole discretion); or (iii) any other action that is treated as a repricing under generally accepted accounting principles.

4.    SHARES SUBJECT TO THE PLAN.

      (a) SHARE RESERVE. Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed, in the aggregate, 10,969,191 shares of Common Stock. Subject to Section 4(b), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of stock issued pursuant to (A) an Option granted under Section 6 or 8, or
(B) a Stock Appreciation Right granted under Section 7(c); and (ii) three (3) shares for each share of Common Stock issued pursuant to a Stock Bonus Award, Stock Unit Award or Other Stock Award granted under Section 7. Shares may be issued in connection with a merger or acquisition as permitted by NYSE Listed Company Manual Section 303A(8) or, if applicable, NASD Rule 4350(i)(1)(A)(iii) and such issuance shall not reduce the number of shares available for issuance under the Plan.

      (b) REVERSION OF SHARES TO THE SHARE RESERVE. If any (i) Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, (ii) shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company pursuant to the Company's reacquisition or repurchase rights under the Plan, including any forfeiture or repurchase caused by the failure to meet a contingency or condition required for the vesting of such shares, or (iii) Stock Award is settled in cash, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. If any

                                      12.

shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., "net exercised") or an appreciation distribution in respect of a Stock Appreciation Right is paid in shares of Common Stock, the number of shares subject to the Stock Award that are not delivered to the Participant shall remain available for subsequent issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option or Stock Appreciation Right or the issuance of shares under a Stock Bonus Award, Stock Unit Award or Other Stock Award, the number of shares that are not delivered to the Participant shall remain available for subsequent issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for subsequent issuance under the Plan. Any shares subject to outstanding stock awards granted under the America West 2002 Incentive Equity Plan or the US Airways Group, Inc. 2004 Omnibus Stock Incentive Plan that expire or terminate for any reason prior to exercise or settlement shall be added to the share reserve of this Plan and become available for issuance pursuant to Stock Awards granted hereunder.

      To the extent there is issued a share of Common Stock pursuant to a Stock Award that counted as three (3) shares against the number of shares available for issuance under the Plan pursuant to Section 4(a) and such share of Common Stock again becomes available for issuance under the Plan pursuant to this
Section 4(b), then the number of shares of Common Stock available for issuance under the Plan shall increase by three (3) shares.

            (i) INCENTIVE STOCK OPTION LIMIT. Notwithstanding anything to the contrary in this Section 4(b), subject to the provisions of Section 12(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be 10,969,191 shares of Common Stock.

      (c) SOURCE OF SHARES. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

5.    ELIGIBILITY.

      (a) ELIGIBILITY FOR SPECIFIC AWARDS. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Non-discretionary Stock Awards granted under the Non-Discretionary Grant Program in Section 8 may be granted only to Eligible Directors. Performance Cash Awards may be granted to Employees, Directors and Consultants.

      (b) TEN PERCENT STOCKHOLDERS. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

                                      13.

      (c) SECTION 162(m) LIMITATION. Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Options or Stock Appreciation Rights covering more than one million (1,000,000) shares of Common Stock.

      (d) CONSULTANTS. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("FORM S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

6.    OPTION PROVISIONS.

      Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

      (a) TERM. No Option shall be exercisable after the expiration of ten (10) years from the date of grant, or such shorter period specified in the Option Agreement; provided, however, that an Incentive Stock Option granted to a Ten Percent Stockholder shall be subject to the provisions of Section 5(b).

      (b) EXERCISE PRICE OF AN INCENTIVE STOCK OPTION. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

      (c) EXERCISE PRICE OF A NONSTATUTORY STOCK OPTION. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of
Section 424(a) of the Code.

                                      14.

      (d) CONSIDERATION. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(d) are:

            (i) by cash or check;

            (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

            (iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

            (iv) by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, however, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (i) the number of shares is reduced to pay the exercise price pursuant to the "net exercise," (ii) shares are delivered to the Participant as a result of such exercise, and (iii) shares are withheld to satisfy tax withholding obligations; or

            (v) in any other form of legal consideration that may be acceptable to the Board.

      (e) TRANSFERABILITY OF OPTIONS. The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

            (i) RESTRICTIONS ON TRANSFER. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

            (ii) DOMESTIC RELATIONS ORDERS. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option shall be deemed to be a Nonstatutory Stock Option as a result of such transfer.

            (iii) BENEFICIARY DESIGNATION. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or

                                      15.

otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option. In the absence of such a designation, the executor or administrator of the Optionholder's estate shall be entitled to exercise the Option.

      (f) VESTING OF OPTIONS GENERALLY. The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(f) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

      (g) TERMINATION OF CONTINUOUS SERVICE. In the event that an Optionholder's Continuous Service terminates (other than for Cause or upon the Optionholder's death, Disability or Retirement), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

      (h) EXTENSION OF TERMINATION DATE. An Optionholder's Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death, Disability or Retirement, or upon a Change in Control, if applicable) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three
(3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

      (i) DISABILITY OF OPTIONHOLDER. In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date three (3) years following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

      (j) DEATH OF OPTIONHOLDER. In the event that (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's

                                      16.

Continuous Service for a reason other than death, the Option may be exercised (to the extent that the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder's death, but only within the period ending on the earlier of (i) the date three (3) years following the date of death (or such longer or shorter period specified in the Option Agreement), or
(ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder's death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

      (k) RETIREMENT OF OPTIONHOLDER. In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Retirement, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date three (3) years following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

      (l) TERMINATION FOR CAUSE. In the event that an Optionholder's Continuous Service is terminated for Cause, the Option shall terminate upon the termination date of such Optionholder's Continuous Service, and the Optionholder shall be prohibited from exercising his or her Option from and after the time of such termination of Continuous Service.

      (m) EARLY EXERCISE. The Option may include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7.    PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

      (a) STOCK BONUS AWARDS. Each Stock Bonus Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company's Bylaws, at the Board's election, shares of Common Stock may be (i) held in book entry form subject to the Company's instructions until any restrictions relating to the Stock Bonus Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of separate Stock Bonus Award Agreements need not be identical; provided, however, that each Stock Bonus Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

                                      17.

            (i) CONSIDERATION. A Stock Bonus Award may be awarded in consideration for (i) past or future services rendered to the Company or an Affiliate, or (ii) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

            (ii) VESTING. Shares of Common Stock awarded under a Stock Bonus Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

            (iii) TERMINATION OF CONTINUOUS SERVICE. In the event a Participant's Continuous Service terminates, the Company may receive, pursuant to a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Stock Bonus Award Agreement.

            (iv) TRANSFERABILITY. Rights to acquire shares of Common Stock under the Stock Bonus Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Bonus Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Stock Bonus Award Agreement remains subject to the terms of the Stock Bonus Award Agreement.

      (b) STOCK UNIT AWARDS. Each Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of separate Stock Unit Award Agreements need not be identical; provided, however, that each Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

            (i) CONSIDERATION. At the time of grant of a Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

            (ii) VESTING. At the time of the grant of a Stock Unit Award, the Board may impose such restrictions or conditions on the vesting of the Stock Unit Award as it, in its sole discretion, deems appropriate.

            (iii) PAYMENT. A Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Stock Unit Award Agreement.

            (iv) ADDITIONAL RESTRICTIONS. At the time of the grant of a Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Stock Unit Award to a time following the vesting of such Stock Unit Award.

                                      18.

            (v) DIVIDEND EQUIVALENTS. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Stock Unit Award, as determined by the Board and contained in the Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Stock Unit Award Agreement to which they relate.

            (vi) TERMINATION OF CONTINUOUS SERVICE. Except as otherwise provided in the applicable Stock Unit Award Agreement, such portion of the Stock Unit Award that has not vested will be forfeited upon the Participant's termination of Continuous Service.

      (c) STOCK APPRECIATION RIGHTS. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

            (i) TERM. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of grant, or such shorter period specified in the Stock Appreciation Right Agreement.

            (ii) STRIKE PRICE. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right granted as a stand-alone or tandem Stock Award shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

            (iii) CALCULATION OF APPRECIATION. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (ii) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right.

            (iv) VESTING. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

            (v) EXERCISE. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

                                      19.

            (vi) PAYMENT. The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and set forth in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

            (vii) TERMINATION OF CONTINUOUS SERVICE. In the event that a Participant's Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant's Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (ii) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

      (d) OTHER STOCK AWARDS. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

8.    NON-DISCRETIONARY GRANTS TO ELIGIBLE DIRECTORS.

      (a) GENERAL. The Non-Discretionary Grant Program in this Section 8 allows Eligible Directors to receive Stock Awards automatically at designated intervals over their period of Continuous Service on the Board.

      (b) ELIGIBILITY. The Stock Awards shall automatically be granted to all Eligible Directors who meet the specified criteria.

      (c) NON-DISCRETIONARY GRANTS.

            (i) INITIAL AWARD. Without any further action of the Board, each person who on or after January 1, 2006 is elected or appointed for the first time to be an Eligible Director automatically shall, upon the date of his or her initial election or appointment as an Eligible Director, be granted an Initial Award as described in Section 8(c)(iii) below.

            (ii) ANNUAL AWARDS. Without any further action of the Board, on the date of each Annual Meeting, commencing with the first Annual Meeting after January 1, 2006, each person who is then an Eligible Director automatically shall be granted an Annual Award as described in Section 8(c)(iii) below; provided, however, that if the person has not been serving as an Eligible Director for the entire period since the preceding Annual Meeting, then the number of shares subject to such Annual Award shall be reduced pro rata for each full month prior to the date of grant during which such person did not serve as an Eligible Director.

                                      20.

            (iii) FORM OF INITIAL AND ANNUAL AWARDS. On or before December 31 of any calendar year, the Board shall determine if all Initial or Annual Awards to be granted in the subsequent calendar year shall be in the form of Options described in Section 8(d) or Stock Bonus or Stock Unit Awards described in
Section 8(e). If the Board does not make such a determination on or before December 31 of a calendar year, all Initial and Annual Awards to be granted in the subsequent calendar year shall be in the form of Options described in
Section 8(d).

                        (1) OPTION. If the Initial or Annual Award is in the form of an Option, the Initial or Annual Award shall be a Nonstatutory Stock Option to purchase four thousand one hundred twenty-five (4,125) shares of Common Stock on the terms and conditions set forth in Section 8(d).

                        (2) STOCK BONUS AWARD OR STOCK UNIT AWARD. If the Initial or Annual Award is in the form of a Stock Bonus Award or Stock Unit Award, the Initial or Annual Award shall not be more favorable to an Eligible Director than that number of unvested shares of Common Stock, rounded down to the next whole number of shares, determined as the quotient obtained by dividing
(i) the "fair value" of the Option specified in Section 8(c)(iii)(1) determined under generally accepted accounting principles and using the option pricing model employed by the Company for purposes of estimating the value of compensatory stock options for financial reporting purposes as reported in the Annual Report filed on Form 10-K or Form 10-KSB (or any successor forms) with the Securities and Exchange Commission in the calendar year preceding the date of grant, by (ii) the Fair Market Value per share of the Common Stock on the date of grant.

      (d)   NON-DISCRETIONARY OPTION GRANT PROVISIONS.

            (i) OPTION TYPE. Each Option granted hereunder shall be a Nonstatutory Stock Option.

            (ii) VESTING. Each Option granted hereunder shall be fully vested on the date the Option is granted.

            (iii) TERM. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

            (iv) EXERCISE PRICE. The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

            (v) TERMINATION OF CONTINUOUS SERVICE. The provisions of Sections 6(g), 6(h), 6(i), 6(j) and 6(k) shall apply to each Option granted hereunder; provided, however, that in the event that an Optionholder's Continuous Service terminates upon a Change in Control, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) within such period of time ending on the earlier of (i) the date three (3) years following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option

                                      21.

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within the time specified herein or in the Option Agreement (as applicable), the
Option shall terminate.

            (vi) REMAINING TERMS. The remaining terms and conditions of each Option shall be as set forth in an Option Agreement in the form adopted from time to time by the Board; provided, however, that the terms of such Option Agreement shall be consistent with the provisions of the Plan.

      (e)   NON-DISCRETIONARY STOCK BONUS AWARD OR STOCK UNIT AWARD PROVISIONS.

            (i) CONSIDERATION. Payment for the Stock Bonus Award or Stock Unit Award shall be for past or future services rendered to the Company or an Affiliate. In the event that additional consideration is required to be paid so that the shares of Common Stock subject to the Stock Bonus Award or Stock Unit Award shall be deemed fully paid and nonassessable, the Board shall determine the amount and character of such additional consideration.

            (ii) REMAINING TERMS. The remaining terms and conditions of each grant of Stock Bonus Awards and Stock Unit Awards shall be as set forth in a Stock Bonus Award Agreement or Stock Unit Award Agreement in a form adopted from time to time by the Board; provided, however, that the terms of such Stock Bonus Award Agreement or Stock Unit Award Agreement shall be consistent with the provisions of the Plan.

9.    COVENANTS OF THE COMPANY.

      (a) AVAILABILITY OF SHARES. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

      (b) SECURITIES LAW COMPLIANCE. No Stock Award under the Plan shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Board, in its sole discretion, has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

10.   USE OF PROCEEDS FROM SALES OF COMMON STOCK.

            Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

11.   MISCELLANEOUS.

      (a) ACCELERATION OF EXERCISABILITY AND VESTING. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

                                      22.

      (b) STOCKHOLDER RIGHTS. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

      (c) NO EMPLOYMENT OR OTHER SERVICE RIGHTS. Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Award granted pursuant to the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate, or
(iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

      (d) INCENTIVE STOCK OPTION $100,000 LIMITATION. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

      (e) INVESTMENT ASSURANCES. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

      (f) WITHHOLDING OBLIGATIONS. To the extent provided by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company)

                                      23.

or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; or (iii) by such other method as may be set forth in the Stock Award Agreement.

      (g) ELECTRONIC DELIVERY. Any reference herein to a "written" agreement or document shall include any agreement or document delivered electronically or posted on the Company's intranet.

      (h) PERFORMANCE AWARDS.

            (i) PERFORMANCE STOCK AWARDS. A Performance Stock Award is a Stock Award that may be granted, may vest, or may be exercised based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. The maximum benefit to be received by any Participant in any calendar year attributable to Stock Awards described in this Section 11(h)(i) shall not exceed the value of one million (1,000,000) shares of Common Stock.

            (ii) PERFORMANCE CASH AWARDS. A Performance Cash Award is a cash award that may be granted upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. The maximum benefit to be received by any Participant in any calendar year attributable to cash awards described in this Section 11(h)(ii) shall not exceed five million dollars ($5,000,000).

12.   ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

      (a) CAPITALIZATION ADJUSTMENTS. If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the effective date of the Plan set forth in Section 15 without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a "CAPITALIZATION ADJUSTMENT")), the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to
Section 4(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 4(b); (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 5(c) and 11(h); (iv) the class(es) and number of securities subject to each Stock Award under the Non-Discretionary Grant Program under Section 8; and (v) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such

                                      24.

adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

      (b) DISSOLUTION OR LIQUIDATION. In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company's right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company's repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

      (c) CORPORATE TRANSACTION. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of the Stock Award:

            (i) STOCK AWARDS MAY BE ASSUMED. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor's parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3(b).

            (ii) STOCK AWARDS HELD BY CURRENT PARTICIPANTS. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the "CURRENT PARTICIPANTS"), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company

                                      25.

with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

            (iii) STOCK AWARDS HELD BY OTHERS. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company's right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

            (iv) PAYMENT FOR STOCK AWARDS IN LIEU OF EXERCISE. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (ii) any exercise price payable by such holder in connection with such exercise.

      (d) CHANGE IN CONTROL. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

13.   AMENDMENT OF THE PLAN AND AWARDS.

      (a) AMENDMENT OF PLAN. Subject to the limitations, if any, of applicable law, the Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law.

      (b) STOCKHOLDER APPROVAL. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of
Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

      (c) CONTEMPLATED AMENDMENTS. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the

                                      26.

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Code and the regulations promulgated thereunder relating to Incentive Stock
Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

      (d) NO IMPAIRMENT OF RIGHTS. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

      (e) AMENDMENT OF AWARDS. The Board, at any time and from time to time, may amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Stock Award Agreement or the written terms of a Performance Cash Award, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

14.   TERMINATION OR SUSPENSION OF THE PLAN.

      (a) PLAN TERM. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth
(10th) anniversary of the effective date specified in Section 15. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

      (b) NO IMPAIRMENT OF RIGHTS. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

15.   EFFECTIVE DATE OF PLAN.

      The Plan shall become effective September 17, 2005.

16.   CHOICE OF LAW.

      The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state's conflict of laws rules.

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